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                                                                   EXHIBIT 10.13
                                SECOND AMENDMENT
                                       TO
              THIRD AMENDED AND RESTATED REIT MANAGEMENT AGREEMENT


     THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED REIT MANAGEMENT AGREEMENT (this "Amendment") is made and entered into as of the 6th day of December, 1994, by and between Property Trust of America, a Maryland real estate investment trust (the "Trust"), and Security Capital (Southwest) Incorporated, a Delaware corporation (the "REIT Manager").

     WHEREAS, the Trust and the REIT Manager are parties to that certain Third Amended and Restated REIT Management Agreement, dated as of March 1, 1994, as amended by that certain First Amendment thereto, dated as of October 1, 1994 (as so amended, the "Agreement"), pursuant to which the REIT Manager provides strategic planning, day-to-day management, accounting, reporting, financing and other services to the Trust, subject to the supervision of the Board of Trustees of the Trust; and

     WHEREAS, the REIT Manager receives a monthly fee pursuant to the Agreement based on the Trust's cash flow and the REIT Manager also currently is entitled to receive incentive fees on gains realized by the Trust on dispositions of Trust assets; and

     WHEREAS, the REIT Manager believes that it is important for the Trust to continue to evaluate its assets and from time to time dispose of assets with less favorable cash flow prospects and the REIT Manager believes that incentive fees should not be paid on such dispositions so that the Trust may more fully invest the proceeds in new-income producing assets and the Trust and the REIT Manager desire to amend the Agreement to eliminate the payment of all incentive fees to the REIT Manager under the Agreement; and

     WHEREAS, the Agreement currently prohibits the REIT Manager from recommending or consummating any transaction which would involve the acquisition by the Trust of property in which the REIT Manager or an Affiliate thereof has an ownership interest; and

     WHEREAS, the Trust and the REIT Manager desire to amend the Agreement to provide that the REIT Manager may recommend and consummate transactions which involve the acquisition or sale by the Trust of property from or to PTR Development Services Incorporated ("PTR Development Services") or in which PTR Development Services has an interest provided that the Trust owns a substantial majority of the economic interest in PTR Development Services and that a majority of the Trustees of the Trust (including a majority of the Independent Trustees) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Trust than acquisitions or sales between unaffiliated parties under similar circumstances;
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     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and the REIT Manager agree that the Agreement is hereby amended as follows:

     A. Sections 1.1(j), 1.1(o), 1.1(r) and 3.1(b) of the Agreement are deleted in their entirety; provided, however, that the various sections and paragraphs of the Agreement shall not be renumbered in any way as a result of such deletions.

     B.   Clause (v) of Section 1.1(t) is deleted in its entirety and clause
(vi) of such section is renumbered as clause (v) thereof.

     C. Section 3.1(c) of the Agreement is amended by deleting the words "and the Incentive REIT Management Fee, if any," from clause (ii) of the first sentence thereof and by deleting the words "and Incentive REIT Management Fee" from the second sentence thereof.

     D. Section 3.6(a) of the Agreement is amended by (i) deleting the period at the end of the first sentence of such section and replacing it with the clause: "; provided, however, that the REIT Manager may recommend and consummate transactions which involve the acquisition or sale by the Trust of property from or to PTR Development Services Incorporated ("PTR Development Services") or in which PTR Development Services has an interest, provided that the Trust owns a substantial majority of the economic interest in PTR Development Services and that a majority of the Trustees of the Trust (including a majority of the Independent Trustees) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable and no less favorable to the Trust than acquisitions or sales between unaffiliated parties under similar circumstances." and (ii) deleting the period at the end of the second sentence of such section and replacing it with the clause: "; provided, however, that PTR Development Services may purchase or otherwise acquire from the Trust any Trust Property, subject to and in accordance with the provisions of the first sentence of this Section 3.6 (a)."

     E. Section 4.3 of the Agreement is amended by deleting the words ", and thereafter shall pay any fees payable to the REIT Manager pursuant to Section 3.1(b) hereof" at the end of such section.

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     IN WITNESS WHEREOF, the Trust and the REIT Manager have executed this
Amendment as of the day and year first above written.


                                 PROPERTY TRUST OF AMERICA



                              By: /s/ Paul E. Szurek
                                  -----------------------
                                     Paul E. Szurek
                                     Secretary

                              Address:      7777 Market Center Avenue
                                            El Paso, Texas  79912


                              SECURITY CAPITAL (SOUTHWEST)
                              INCORPORATED



                              By: /s/ Constance B. Moore
                                  -----------------------
                                  Constance B. Moore
                                  Managing Director

                              Address:      125 Lincoln Avenue
                                            Santa Fe, New Mexico  87501

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